CREDIT LINE AGREEMENT

                        HOUSTON, TEXAS - NOVEMBER 30, 1999

On this date, in exchange for monetary advances made to SHARP TECHNOLOGY, INC., (hereinafter collectively referred to as "Maker"), by Commercial Capital Trading Corporation (hereinafter referred to as "Payee"), and for other value received, Maker promises to pay to the order of Payee at 5120 Woodway, Suite 9029, Houston, TX 77056, or such other place as Payee may direct, the outstanding Principal and to pay interest thereon from today's date until paid at the fixed rate of Ten percent (10.0%) interest per annum; PROVIDED HOWEVER THAT INTEREST ON THIS NOTE SHALL BE CALCULATED ON THE BASIS OF A 360 DAY YEAR. Payments will be applied first to accrued interest and the balance to reduction of principal.

Principal  and  interest  shall  be  due  and  payable  on  demand  by  Payee.

NOTWITHSTANDING any other provision of this note, the interest due on this note shall never exceed the maximum permitted by applicable law and shall never be usurious. In the event any excess interest is provided for, it shall be deemed a mistake or bona fide error and such excess shall be returned to Maker or credited to the unpaid principal and this note shall automatically be deemed reformed to permit only the collection of the maximum lawful rate.

In the event default is made in the payment of this note and it is placed in the hands of an attorney for collection, or suit is brought on same, or same is collected through bankruptcy or probate proceedings, then the undersigned agrees that an additional amount of twenty-five percent (25%) on the principal and interest then due hereon shall be added to the same as reasonable collection fees.

This note may be prepaid without penalty. The finance charge will be earned on the unpaid principal balance computed at the interest rate provided herein. If prepaid or accelerated, Payee shall refund or credit to Maker the amount of any unearned finance charges.

SHARP  TECHNOLOGY,  INC.

     /s/  Robert  Wesolek
     ------------------------------
     By:  Robert  C.  Wesolek,  CFO


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